Exhibit 99.1

Net Element Reports Second Quarter 2019 Financial Results and Provides a Business Update

Financial results continue to improve as new proprietary value-added solutions begin gaining traction going into the second half of 2019

MIAMI, Aug. 14, 2019 (GLOBE NEWSWIRE) -- via NetworkWire - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (“POS”), e-commerce and mobile devices, today reports its financial results for the second quarter ended June 30, 2019, and provides a business update.

Conference Call:

The Company will host a conference call on August 15, 2019, at 8:30 a.m. EDT to discuss second quarter 2019 financial results and business highlights. The conference call can be accessed live over the phone by dialing +1 (877) 303-9858, or for international callers +1

(408) 337-0139, and referencing conference code 5192255. It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

The call will also be webcast live via https://edge.media-server.com/mmc/p/3wb2ioct. Following completion of the call, a recorded replay of the webcast will be available on the www.netelement.com/en/ir website.

Second Quarter Financial Results

●	Transaction processing volume of approximately $950 million, an increase of 8.5% over the same comparable period last year.
●	Transactions processed were approximately 28.8 million, an increase of 9.7% over the same comparable period last year.
●	Net revenues of approximately $16.5 million, no change as compared to the same period last year.
●	North American Transaction Solutions revenue increased to $15.7, an increase of 9% over the same comparable period.
●	Operating expenses were $2.3 million, representing a decrease of approximately 8% as compared to $2.5 million for the same comparable period.
●	Gross margin of approximately $2.6 million or 16% of net revenue, a slight decrease from $2.65 million or 16% of net revenue for the same comparable period.
●	Net loss per share increased to $ 0.37 from $0.23 for the same comparable period, primarily due to a one-time non-cash compensation expense.

Second Quarter 2019 Significant Achievements

●	Aptito entered into a channel partner agreement with HP Inc. for sales and support of HP's line of Android-based POS devices.
●	Launched Blade, its proprietary, fully-automated, artificial intelligence (“AI”)-powered underwriting solution with predictive scoring.
●	Aptito launched cryptocurrency payment acceptance for merchants.
●	Launched Netevia Mastercard®, an exclusively-tailored business card for Unified Payments merchants.

“The first half of this year was instrumental in positioning the Company for further growth as we enter the second half. We reduced expenses while increasing our processing volumes and transactions showing the scalability of our business and launched new proprietary value-added services utilizing our technology stack that will add to our revenues going forward,” commented Oleg Firer, CEO of Net Element. “We are well positioned to continue our growth trajectory and achieving our goals while building value for our shareholders.”

Outlook

Our strategy is to ensure that our business remains successful in a rapidly changing market, creating sustainable value for all our stakeholders, including our clients, distribution partners and shareholders. We aim to achieve superior results for our clients by having a deep understanding of their payment acceptance needs, extensive market reach, strong product development and technology enablement.

Results of Operations for the Three Months Ended June 30, 2019 Compared to the Three Months Ended June 30, 2018

Net Element reported a net loss attributable to common stockholders of approximately $1.5 million or $0.37 per share loss for the three months ended June 30, 2019 as compared to a net loss of approximately $900,000 or $0.23 per share loss for the three months ended June 30, 2018. The increase in net loss attributable to stockholders of approximately $600,000 million was primarily due to the issuance of non-cash compensation (shares and options) valued, at the date of grant, of approximately $2 million which was offset by an increase of approximately in other income as a result of the reversal of $1.1 million in accrued expenses during the three months ended June 30, 2019 as compared to the three months ended June 30, 2018.

The following table sets forth Net Element’s sources of revenues, cost of revenues and the respective gross margins for the three months ended June 30, 2019, and June 30, 2018.

	Three		Three
	Months Ended		Months Ended		Increase /
Source of Revenues	June 30, 2019	Mix	June 30, 2018	Mix	(Decrease)
North American Transaction Solutions	$15,737,998	95.5%	$14,419,129	87.6%	$1,318,869
International Transaction Solutions	749,313	4.5%	2,045,588	12.4%	(1,296,275)
Total	$16,487,311	100.0%	$16,464,717	100.0%	$22,594

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	June 30, 2019	revenues	June 30, 2018	revenues	(Decrease)
North American Transaction Solutions	$13,444,074	85.4%	$12,227,059	84.8%	$1,217,015
International Transaction Solutions	457,291	61.0%	1,586,949	77.6%	(1,129,658)
Total	$13,901,365	84.3%	$13,814,008	83.9%	$87,357

	Three		Three
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	June 30, 2019	revenues	June 30, 2018	revenues	(Decrease)
North American Transaction Solutions	$2,293,924	14.6%	$2,192,070	15.2%	$101,854
International Transaction Solutions	292,022	39.0%	458,639	22.4%	(166,617)
Total	$2,585,946	15.7%	$2,650,709	16.1%	$(64,763)

	Six		Six
	Months Ended		Months Ended		Increase /
Source of Revenues	June 30, 2019	Mix	June 30, 2018	Mix	(Decrease)
North American Transaction Solutions	$30,101,504	95.5%	$28,385,746	87.5%	$1,715,758
International Transaction Solutions	1,432,990	4.5%	4,061,365	12.5%	(2,628,375)
Total	$31,534,494	100.0%	$32,447,111	100.0%	$(912,617)

	Six		Six
	Months Ended	% of	Months Ended	% of	Increase /
Cost of Revenues	June 30, 2019	revenues	June 30, 2018	revenues	(Decrease)
North American Transaction Solutions	$25,212,812	83.8%	$24,291,131	85.6%	$921,681
International Transaction Solutions	948,700	66.2%	3,141,211	77.3%	(2,192,511)
Total	$26,161,512	83.0%	$27,432,342	84.5%	$(1,270,830)

	Six		Six
	Months Ended	% of	Months Ended	% of	Increase /
Gross Margin	June 30, 2019	revenues	June 30, 2018	revenues	(Decrease)
North American Transaction Solutions	$4,888,692	16.2%	$4,094,615	14.4%	$794,077
International Transaction Solutions	484,290	33.8%	920,154	22.7%	(435,864)
Total	$5,372,982	17.0%	$5,014,769	15.5%	$358,213

Net revenues consist primarily of service fees from transaction processing. Net revenues were approximately $16.5 million for each of the three months ended June 30, 2019 and 2018. It should be noted that the dollar volume of transactions processed by our International segment has been showing improvement due to the boarding of a large merchant account in the beginning of the year where the integration was completed during the second quarter of this year. In June of 2019, the dollar volume processed increased 7% from the previous month. This trend significantly improved in the month of July of 2019, as the dollar volume processed increased 46% from the previous month. We believe that this trend will continue and improve the overall performance and strategic vision of our International segment.

Cost of revenues represents direct costs of generating revenues, including commissions, mobile operator fees, interchange expense, processing, and non-processing fees. Cost of revenues for the three months ended June 30, 2019 were approximately $13.9 million as compared to approximately $13.8 million for the three months ended June 30, 2018.

Operating Expenses Analysis:

Operating expenses were approximately $5.2 million for the three months ended June 30, 2019, as compared to $4.1 million for three months ended June 30, 2018. Operating expenses for the three months ended June 30, 2019 primarily consisted of selling, general and administrative expenses of approximately $2.3 million, non-cash compensation of approximately $2.0 million, bad debt expense of approximately $0.1 million and depreciation and amortization of approximately $0.7 million. Operating expenses for the three months ended June 30, 2018, primarily consisted of selling, general and administrative expenses of approximately $2.5 million, bad debt expense of approximately $0.9 million, and depreciation and amortization expense of approximately $0.7 million.

The components of our selling, general and administrative expenses are reflected in the table below.

Selling, general and administrative expenses for the three months ended June 30, 2019, and 2018 consisted of operating expenses not otherwise delineated in our Condensed Consolidated Statements of Operations and Comprehensive Loss, as follows:

Three months ended June 30, 2019
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$318,487	$95,231	$799,417	$1,213,135
Professional fees	133,316	72,497	345,723	551,536
Rent	-	15,277	51,277	66,554
Business development	56,184	489	4,944	61,617
Travel expense	35,511	5,084	33,299	73,894
Filing fees	1,078	-	17,704	18,782
Transaction gains	-	(12,974)	-	(12,974)
Office expenses	83,122	4,147	12,990	100,259
Communications expenses	41,746	65,717	18,447	125,910
Insurance expense	-	-	36,267	36,267
Other expenses	286	2,745	61,059	64,090
Total	$669,730	$248,213	$1,381,127	$2,299,070

Three months ended June 30, 2019
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$318,487	$95,231	$799,417	$1,213,135
Professional fees	133,316	72,497	345,723	551,536
Rent	-	15,277	51,277	66,554
Business development	56,184	489	4,944	61,617
Travel expense	35,511	5,084	33,299	73,894
Filing fees	1,078	-	17,704	18,782
Transaction gains	-	(12,974)	-	(12,974)
Office expenses	83,122	4,147	12,990	100,259
Communications expenses	41,746	65,717	18,447	125,910
Insurance expense	-	-	36,267	36,267
Other expenses	286	2,745	61,059	64,090
Total	$669,730	$248,213	$1,381,127	$2,299,070

Three months ended June 30, 2018
Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$377,541	$349,068	$569,863	$1,296,472
Professional fees	95,298	96,207	417,268	608,773
Rent	-	24,058	45,987	70,045
Business development	32,378	916	1,252	34,546
Travel expense	43,782	5,194	40,211	89,187
Filing fees	-	-	12,508	12,508
Transaction losses	-	37,301	-	37,301
Office expenses	103,741	8,310	10,451	122,502
Communications expenses	33,927	41,999	24,211	100,137
Insurance expense	-	-	34,247	34,247
Other (income) expenses	(475)	4,684	89,569	93,778
Total	$686,192	$567,737	$1,245,567	$2,499,496

Variance

Category	North American Transaction Solutions	International Transaction Solutions	Corporate Expenses & Eliminations	Total
Salaries, benefits, taxes and contractor payments	$(59,054)	$(253,837)	$229,554	$(83,337)
Professional fees	38,018	(23,710)	(71,545)	(57,237)
Rent	-	(8,781)	5,290	(3,491)
Business development	23,806	(427)	3,692	27,071
Travel expense	(8,271)	(110)	(6,912)	(15,293)
Filing fees	1,078	-	5,196	6,274
Transaction gains	-	(50,275)	-	(50,275)
Office expenses	(20,619)	(4,163)	2,539	(22,243)
Communications expenses	7,819	23,718	(5,764)	25,773
Insurance expense	-	-	2,020	2,020
Other (income) expenses	761	(1,939)	(28,510)	(29,688)
Total	$(16,462)	$(319,524)	$135,560	$(200,426)

Salaries, benefits, taxes and contractor payments remained relatively steady on a consolidated basis for the three months ended June 30, 2019 as compared to the three months ended June 30, 2018. This was primarily due to the Company’s continued monitoring of operations and labor costs necessary to maintain or increase revenues, including a reduction of the labor force in our International Transaction Solutions segment, which was partially offset by an increase in corporate expenses.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company provides additional measures of its operating results by disclosing its adjusted net loss attributable to Net Element, Inc. stockholders. Adjusted net loss attributable to Net Element stockholders is calculated as net loss attributable to Net Element stockholders excluding non-cash share-based compensation. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding by the Company’s investors of its historical performance through use of a metric that seeks to normalize period-to-period earnings. A reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended June 30, 2019, and June 30, 2018, is presented in the following tables.

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Three Months Ended June 30, 2019
Net loss attributable to Net Element Inc stockholders	$(1,537,447)	$2,005,840	$468,393
Basic and diluted earnings per share	$(0.37)	$0.48	$0.11
Basic and diluted shares used in computing earnings per share	4,199,076		4,199,076
Three Months Ended June 30, 2018
Net loss attributable to Net Element Inc stockholders	$(903,731)	$22,500	$(881,231)
Basic and diluted earnings per share	$(0.23)	$0.01	$(0.22)
Basic and diluted shares used in computing earnings per share	3,855,866		3,855,866

	GAAP	Share-based Compensation	Adjusted Non-GAAP
Six Months Ended June 30, 2019
Net loss attributable to Net Element Inc stockholders	$(2,658,293)	$2,020,847	$(637,446)
Basic and diluted earnings per share	$(0.66)	$0.50	$(0.16)
Basic and diluted shares used in computing earnings per share	4,032,258		4,032,258
Six Months Ended June 30, 2018
Net loss attributable to Net Element Inc stockholders	$(2,514,578)	$104,511	$(2,410,067)
Basic and diluted earnings per share	$(0.65)	$0.03	$(0.62)
Basic and diluted shares used in computing earnings per share	3,854,506		3,854,506

Use of Non-GAAP Financial Measures

Non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S. it aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud-based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal's as one of 2016's fastest growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether blockchain technologies will in fact play a key role in future commerce in the payments industry; whether the Company will achieve further growth or achieve its goals and when the Company will reach profitability. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward- looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

Media@NetElement.com